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                                                                       EXHIBIT 1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 50 under the Securities Act of 1933 (No. 57 under the Investment Company Act of 1940) to the Registration Statement on Form N-1A of GMO Trust of our reports dated April 12, April 16, and April 22, 1999 relating to the financial statements and financial highlights appearing in the February 28, 1999 annual reports to shareholders of the 36 (thirty-six) funds then comprising the Trust, which are also incorporated by reference in the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses of GMO Trust, GMO Tax-Managed U.S. Equities Fund/GMO Tax-Managed International Equities Fund and Pelican Fund, under the headings "Investment Advisory and Other Services--Independent Accountants" and "Financial Statements" in the Statements of Additional Information of GMO Trust and GMO Tax-Managed U.S. Equities Fund/GMO Tax-Managed International Equities Fund and under the headings "Management Arrangements--Independent Accountants" and "Financial Statements" in the Statement of Additional Information for Pelican Fund, all of which constitute parts of such Registration Statement.




PricewaterhouseCoopers LLP
Boston, Massachusetts
June 25, 1999